Exhibit 99.1

FOR IMMEDIATE RELEASE

THE ST. JOE COMPANY (NYSE: JOE) COMPLETES REORGANIZATION INITIATED IN 2006

St. Joe Appoints Clay Smallwood and Des O’Neill to Key Positions

Jacksonville, FL – January 16, 2007 – The St. Joe Company (NYSE: JOE) today announced organizational changes designed to advance its rural land sales strategy and optimize business operations. The changes announced here represent the final phase of the corporate reorganization that began in August 2006.  As the company continued to formulate its long-term plans, additional organizational changes were required.

As part of the reorganization, Clay Smallwood has been appointed President of Timberland and Rural Land Sales and Des O’Neill has been appointed Vice President and General Manager of JOE’s Capital Region.

“Five months ago, JOE began an important reorganization of our company to create a strong foundation for the next ten years of value creation,” said JOE’s chairman and CEO Peter S. Rummell.  “Great companies build on their core competencies and keep evolving.”

“While our previous structure served us well, today we are more focused on the future,” said Rummell.  “Since August, we have exited homebuilding, streamlined operations, reorganized by region rather than by product type, and thoroughly reviewed our strategy and tactics in every market where we operate.  At the same time, we have focused our muscle on core areas including entitlements, project management and in our efforts to engage strategic partners.  As a result, we are entering 2007 and the decade ahead re-energized, with renewed commitment to creating long-term shareholder value, and much better positioned to capture the opportunities ahead.”

“Also, as part of this reorganization, Everitt Drew, President of the Capital Region, has left the company,” said Rummell.  “Everitt came to JOE with the 1999 acquisition of his company.  Shortly thereafter we asked him to build St. Joe Land Company, our rural land sales division where he created a very successful business.  Now as he moves into a new phase of his career, we wish Everitt well.”

The operational structure was refined throughout JOE’s operations in Northwest Florida and a number of positions in the company were eliminated. Additional information regarding JOE’s reorganization can be found in an 8-K to be filed with the U.S. Securities and Exchange Commission today.

“As Clay takes his new position, his broad range of experience from timber management to real estate development, prepare him well to take JOE’s rural land sales business to the next level,” said Rummell.  “Clay will lead our efforts to lift and enhance Northwest Florida’s rural heritage with the management and marketing of farms, ranches, preserves and woodland tracts.  His knowledge and insight of land enhancement, forestry management and conservation position him well as a leader and innovator.”

Smallwood has been with JOE for 30 years and has held a number of important positions.  Most recently Smallwood led JOE’s Gulf County operations including the development of WindMark Beach, a new coastal town along more than three miles of beachfront.  Smallwood previously held leadership positions in JOE’s Timberland Division.

As Vice President and General Manager of JOE’s Capital Region, Des O’Neill will lead JOE’s business activity in the Tallahassee area including SouthWood, a 3,300-acre neighborhood of quality homes with timeless charm, and SummerCamp, an inspirational refuge with nearly four miles of shoreline on the Gulf of Mexico.

“We are fortunate to have one of Florida’s most experienced real estate professionals in this critical leadership position for a very important part of Northwest Florida,” said Rummell. “Des has the extensive background in residential and commercial real estate development that can bring new sophistication and energy to our development in the Capital Region.”

About JOE

The St. Joe Company (NYSE:JOE), a publicly held company based in Jacksonville, is one of Florida’s largest real estate operating companies. We are primarily engaged in real estate development and sales, with significant interests in timber. Our mission is to create places that inspire people and make JOE’s Florida an even better place to live, work and play. We’re no ordinary JOE.

More information about JOE can be found at our web site at http://www.joe.com .

Forward-Looking Statements

Statements in this press release that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements involve risk and uncertainty, and there can be no assurance that the results described in such statements will be realized. Such statements are based on our current expectations and we undertake no obligation to publicly update or reissue any forward-looking statements. Risk factors that may cause the actual results to differ are described in this release and in our various documents filed with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2005.

Copyright 2007, The St. Joe Company. “St. Joe,” “JOE” and the “Taking Flight” design are service marks of The St. Joe Company.